SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-33513

Date of Report: October 29, 2013

GS ENVIROSERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8563731
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

411 Hackensack Ave., Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

(201) 646-1000

 (Registrant’s telephone number including area code)

677 Seventh Avenue, Suite 410, San Diego, California 92101

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement
ITEM 3.02                      Unregistered Sale of Equity Securities
ITEM 5.01                      Changes in Control of Registrant
ITEM 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On September 9, 2013 11235 Factor Fund, LLC declared that the Registrant was in default under the terms of several agreements between 11235 Factor Fund, LLC and the Registrant.  On October 29, 2013 the Registrant and Greensource Corporation, the principal shareholder of the Registrant, entered into a Second Amended Forbearance Agreement dated October 28, 2013 with 11235 Factor Fund, LLC. The Second Amended Forbearance Agreement contains the following provisions:

•	11235 Factor Fund, LLC agreed to forbear from exercising its rights arising as a result of the aforesaid defaults.

•
The Registrant will issue 250,000,000 shares of common stock to 11235 Factor Fund, LLC upon conversion of $25,000 in interest accrued under a convertible debenture issued in 2012 to 11235 Factor Fund, LLC.

•	The Registrant’s Board of Directors is required to elect Jeff Hickman to the positions of Chairman, President, Chief Executive Officer and Chief Financial Officer.

As a result of the issuance of the issuance of 250,000,000 common shares to 11235 Factor Fund, LLC, 11235 Factor Fund, LLC became the majority shareholder of the Registrant.

On October 31, 2013, the Board of Directors elected Jeff Hickman to those offices, with the proviso that his appointment to the post of Chairman will not be effective until ten days after an information statement on Schedule 14F is mailed to the Registrant’s shareholders of record.  At the same time, all five members of the Registrant’s Board of Directors, as well as its executive officers, resigned from their positions.  All such resignations were effective immediately, except that the resignation of Tad Simmons from the Board will be effective ten days after an information statement on Schedule 14F is mailed to the Registrant’s shareholders of record.  At that time, Mr. Hickman will become the sole member of the Registrant’s Board of Directors.  Information regarding Jeff Hickman follows.

Jeff Hickman.  Mr. Hickman is currently employed as Managing Director of Core Strategic Services, LLC, which provides management and consulting services to early stage companies involved in raising capital, developing intellectual property, and forming marketing channels. From 2005 until 2013 Mr. Hickman was employed as Managing Director of Core Equity Group, LLC, which carried on that same type of activities.  From 2001 to 2005, Mr. Hickman was a Vice President of Technology at Cendant Corporation, where he had responsibility for Cendant’s Cheaptickets.com business.  In 1996 Mr. Hickman earned a B.S. degree from Miami University with a concentration in Marketing and International Business.  He is 40 years old.  Mr. Hickman has been appointed to the Board of Directors so that GS EnviroServices can obtain the benefit of his experience with early stage public companies.

Item 9.01                      Financial Statements and Exhibits

Exhibits

10.1	Second Amended Forbearance Agreement dated October 28, 2013 among GS Enviroservices, Inc., Greensource Corporation, and 11235 Factor Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2013	GS ENVIROSERVICES, INC.

	By:	/s/ Jeff Hickman
Jeff Hickman
Chief Executive Officer